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                                                                       EXHIBIT 5
                                         OPINION OF LONG, ALDRIDGE & NORMAN, LLP
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                                                                       EXHIBIT 5


                           LONG ALDRIDGE & NORMAN LLP
                              ONE PEACHTREE CENTER
                                   SUITE 5300
                              303 PEACHTREE STREET
                             ATLANTA, GEORGIA 30308


                               September 5, 1997

Board of Directors
Southern Electronics Corporation
4916 North Royal Atlanta Drive
Tucker, Georgia 30085

     Re:  Southern Electronics Corporation
          1991 Stock Option Plan and Directors' Agreements --
          Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Southern Electronics Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission").
Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 526,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company. The Shares represent (i) 373,079 shares of Common Stock which are issuable upon the exercise of outstanding options granted under the Southern Electronics Corporation 1991 Stock Option Plan (the "1991 Plan"); (ii) 126,921 shares of Common Stock which may be acquired upon the exercise of options which may be granted in the future under the 1991 Plan; and
(iii) 26,000 shares of Common Stock which may be acquired pursuant to four non-qualified stock option agreements between the Company and two of its non-employee directors (collectively, the "Directors' Agreements").

     The opinion hereinafter set forth is given to the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

     Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

     In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion,
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Board of Directors
September 5, 1997
Page 2

including, without limitation, the record of corporate proceedings, the 1991 Plan and the Directors' Agreements. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and a certificate of a public official. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws of the State of Georgia and the General Corporation Law of the State of Delaware that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares pursuant to the 1991 Plan and the Directors' Agreements. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

     Based upon and subject to the foregoing, we are of the following opinion:

     (1) the Shares, when issued in accordance with the terms of the 1991 Plan or a Directors' Agreement, as applicable, against payment in full of the purchase price therefor, if any, set forth in the 1991 Plan or the Directors' Agreement, as applicable , will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,



                                    LONG ALDRIDGE & NORMAN LLP
                                    By: Leonard A. Silverstein